SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 23, 2006
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                    International Thoroughbred Breeders, Inc.
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             (Exact name of registrant as specified in its charter)


        Delaware                      0-9624               22-2332039
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(State or other jurisdiction       (Commission          (I.R.S. Employer
     of incorporation)             File Number)         Identification No.)


  Suite 1300, 1105 N. Market St., PO Box 8985, Wilmington, Delaware, 19899-8985
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (302) 427-7599
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                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(C))


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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

Item 1.01 Entry into Material Definitive Agreement

     On March 23, 2006, International Thoroughbred Breeders Inc, together with certain of its subsidiaries (the Company) and certain companies owned or controlled by Francis W. Murray, our CEO, (all being the same companies which entered into the Loan and Security Agreement with PDS Gaming Corporation and certain of its subsidiaries on June 30, 2005) entered into a Forbearance Agreement effective March 22,2006 with PDS Gaming Corporation. Under the Agreement the Lender has agreed not to enforce its rights and remedies against the Borrower's due to their being in default on several loan covenants and payment obligations. The Agreement will permit the Company to defer the payments on our loan and equipment lease payments until June 1, 2006. However, an interest only payment on the loan in the amount of $572,400 will be due May 1, 2006, along with an equipment lease payment of $113,500. During the forbearance period interest on the balance outstanding under the loans and equipment leases of $33,159,220 will be increased by one-half of one percent(0.5%), or $165,796. Additionally, the Company will pay the lenders a fee of $331,592 (1% of the outstanding amount) which fee is deferred until the sale of refinance of collateral or final maturity which ever occurs first,and costs and expenses of approximately $150,000.

     Under the Agreement, upstream payments to the parent company will be permitted in the amount of $25,000 per week provided there is no event of Forbearance Default.

     Under the Forbearance Agreement the EBITDA requirements will be waived until the 12 month period ending July 2, 2006 at which time the Company must meet an EBITDA requirement of $11,100,000. Additionally, if the EBITDA is under $17 million the interest rate will be approximately 20% on the debt.

     We have also agreed to deliver the Second Cherry Hill Note to the lender as additional collateral. This note has a face value of approximately $35 million but is recorded on our books for $4.3 million.

     During the Forbearance Period the lender has agreed to discuss amendments to each of the Loan Documents with the credit parties, in the lender's discretion.

     After the forbearance period payments of interest and principal of approximately $1.1 millin will be due each month. During the forbearance period the Company is to use its best efforts to sell or refinance the Big Easy Vessel and reduce the loan balance with the proceeds from such a transaction. We do not expect to be able to make the June 1, 2006 payment if such a transaction is not completed or if future terms are not re-negotiated.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

     10.1 Forbearance Agreement dated as of March 22, 2006 between PDS Gaming Corporation (Lender), Cruise Holdings I, LLC, Cruise Holdings II, LLC, Royal Star Entertainment, LLC, Riviera Beach Entertainment, LLC, ITG Vegas, Inc., ITG Palm Beach, LLC, as the Borrower, and International Thoroughbred Breeders, Inc., Palm Beach Maritime Corporation, Palm Beach Empress, Inc., International Thoroughbred Gaming Development Corporation, as Guarantor.




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                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES



                                   SIGNATURES

     Pursuant to the requirements of the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTERNATIONAL THOROUGHBRED
                              BREEDERS, INC.

                              By:/s/Francis W. Murray
                                 -----------------------------------------
                                    Francis W. Murray
                                    President, Chief Executive Officer and
                                    Treasurer


Date: March 28, 2006
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